Exhibit 99.1

PowerFleet Reports Fourth Quarter and Full Year 2019 Financial Results

Quarterly GAAP Revenue Totaled Record $35.1M, Up 17% Year-over-Year on a Pro Forma Basis

Woodcliff Lake, NJ — March 12, 2020 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, reported results for the fourth quarter and full year ended December 31, 2019.

Management Commentary

“The fourth quarter was a strong finish to a transformational year for PowerFleet,” said CEO Chris Wolfe. “As our results for the quarter demonstrated, we are beginning to recognize the material financial benefits as well as operational efficiencies and deal flow as a larger organization. This was highlighted by the record $35.1 million in total revenue, which was up 17% year-over-year on a pro forma basis, driven by solid contribution in high-margin recurring solutions and services revenue. We ended the quarter with approximately 550,000 mobile subscription units on our platform, putting us on track to meet our target of at least 600,000 mobile subscriber units by the end of 2020.

“Our powerful portfolio of solutions spanning the industrial, logistics and commercial vehicle industries continues to differentiate PowerFleet in the market. The best companies in the world continue to choose our mobility platforms and full end-to-end solutions to power their asset and fleet monitoring and management needs, and this was again validated in the fourth quarter. We secured several major new wins with leading transportation companies in our logistics business and had similar success in our industrial business, highlighted by multiple wins through our dealer channel. Our sales through Jungheinrich continue to build momentum, as we are seeing an increasing volume of orders secured in Europe. In our connected car business, we continued to execute on our program with Avis Budget Group and are in the process of bringing Pointer’s products into the U.S. to pursue the class 1 through class 5 fleet management market.

“Along that line, the integration of Pointer is proceeding rapidly, with several milestones achieved in the first six months post-close, including the consolidation of our strategic and tactical plans and product roadmaps. The alignment of our sales and go-to-market motions are yielding early success, validating one of the core theses for the business combination. In addition to our growth and cross-selling initiatives, we’ve already eliminated duplicative corporate costs and have identified more than $3 million in supply chain savings that we expect to realize in 2020 as well as incremental cost savings expected in 2021 related to the platform consolidation currently underway.

“Today, we are a much stronger business with greater scale and resources, an industry-leading end-to-end IoT platform, significant cross-selling opportunities, and robust secular tailwinds working in our favor. Longer term, our vision of creating PowerFleet as a global IoT software and solutions provider is progressing, which we believe will generate significant shareholder value through global operational and financial scale, sustainable profitability and cash flow generation.”

Fourth Quarter 2019 Financial Results

Financial results for the quarter ended December 31, 2019 include consolidated results for both I.D. Systems, Inc. and Pointer Telocation Ltd., which was acquired on October 3, 2019. Financial results for the quarter ended December 31, 2018 include only financial results from I.D. Systems, Inc. prior to its acquisition of Pointer Telocation Ltd.

Total revenue increased to $35.1 million from $11.5 million in the same year-ago period. Services revenue was $18.7 million (53.2% of total revenue), compared to $4.3 million (37.6% of total revenue) in the same year-ago period. Product revenue was $16.5 million (46.8% of total revenue), compared to $7.2 million (62.4% of total revenue) in the same year-ago period.

Gross profit increased to $16.6 million (47.4% of total revenue) from $6.1 million (53.3% of total revenue) in the same year-ago period. Service gross profit was $11.6 million (62.3% of total service revenue), compared to $3.1 million (70.7% of total service revenue) in the same year-ago period. Product gross profit was $5.0 million (30.4% of total product revenue), compared to $3.1 million (42.8% of total product revenue) in the same year-ago period.

Selling, general and administrative expenses were $12.7 million, compared to $6.2 million in the same year-ago period. Research and development expenses were $3.0 million, compared to $1.9 million in the same year-ago period. Depreciation and amortization expenses were $2.0 million, compared to $387,000 in the same year-ago period. Severance expenses related to the Pointer acquisition were $1.7 million, compared to no severance expenses in the same year-ago period. Acquisition-related expenses were $462,000, compared to $428,000 in the same year-ago period.

Net loss attributable to common stockholders totaled $5.2 million or $(0.18) per basic and diluted share (based on 28.6 million weighted average shares outstanding), compared to net loss of $2.8 million or $(0.16) per basic and diluted share in the same year-ago period (based on 17.6 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $2.1 million or $0.06 per diluted share (based on 35.5 million weighted average shares outstanding), compared to adjusted EBITDA loss of $595,000 or $(0.03) per basic and diluted share (based on 17.6 million weighted average shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $16.4 million in cash and cash equivalents. The company’s working capital position at quarter-end was $29.3 million.

Full Year 2019 Financial Results

Financial results for the full year ended December 31, 2019 include financial results from Pointer Telocation Ltd., which was acquired on October 3, 2019. Financial results for the year ended December 31, 2018 include only financial results from I.D. Systems, Inc. prior to its acquisition of Pointer Telocation Ltd.

Total revenue increased to $81.9 million from $53.1 million in 2018. Services revenue was $36.5 million (44.6% of total revenue), compared to $16.2 million (30.5% of total revenue) in 2018. Product revenue was $45.4 million (55.4% of total revenue), compared to $36.9 million (69.5% of total revenue) in 2018.

Gross profit increased to $38.4 million (46.8% of total revenue) from $25.8 million (48.6% of total revenue) in 2018. Services gross profit was $22.9 million (62.8% of services revenue), compared to $11.5 million (71.4% of services revenue) in 2018. Product gross profit was $15.4 million (34.0% of product revenue), compared to $14.3 million (38.6% of product revenue) in 2018.

Selling, general and administrative expenses were $29.8 million, compared to $22.2 million in 2018. Research and development expenses were $8.5 million, compared to $6.9 million in 2018. Depreciation and amortization expenses were $3.3 million, compared to $1.6 million in 2018. Severance expenses related to the Pointer acquisition were $1.7 million, compared to no severance expenses in 2018. Acquisition-related expenses were $5.1 million, compared to $867,000 in 2018.

Net loss attributable to common stockholders totaled $12.0 million or $(0.59) per basic and diluted share (based on $20.5 million weighted average shares outstanding), compared to net loss of $5.8 million or $(0.34) per basic and diluted share in 2018 (based on 17.2 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $3.2 million or $0.14 per diluted share (based on 22.3 million weighted average shares outstanding), compared to adjusted EBITDA loss of $23,000 or $0.00 per basic and diluted share (based on 17.2 million weighted average shares outstanding) in 2018 (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Thursday, March 12, 2020) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

PowerFleet CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Passcode: 3989798

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019

Net loss attributable to common stockholders	$(2,809,000)	$(5,169,000)	$(5,812,000)	$(12,047,000)
Minority interest	-	(18,000)		(18,000)
Dividends on preferred stock	-	1,084,000		1,084,000
Interest (income) expense, net	(22,000)	877,000	(89,000)	823,000
Other (income) expense, net	12,000	4,000	165,000	50,000
Income tax (benefit) expense	-	(75,000)	-	(75,000)
Depreciation and amortization	387,000	2,042,000	1,561,000	3,341,000
Stock-based compensation	505,000	801,000	2,163,000	2,533,000
Foreign currency translation losses	68,000	179,000	214,000	467,000
Litigation expenses and settlement	836,000	-	968,000	-
Acquisition-related fees	428,000	462,000	807,000	5,135,000
Severance expenses related to the acquisition	-	1,724,000	-	1,724,000
Impact of the fair value mark-up of acquired inventory	-	211,000		211,000

Adjusted EBITDA	$(595,000)	$2,122,000	$(23,000)	$3,228,000

Non-GAAP adjusted EBITDA per share - basic	$(0.03)	$0.07	$-	$0.16
Non-GAAP adjusted EBITDA per share - diluted	$(0.03)	$0.06	$-	$0.14
Weighted average common shares outstanding - basic	17,564,000	28,582,000	17,233,000	20,476,000
Weighted average common shares outstanding - diluted	17,564,000	35,511,000	17,233,000	22,305,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s, I.D. Systems’ and Pointer’s filings with the Securities and Exchange Commission, including I.D. Systems’ annual report on Form 10-K for the year ended December 31, 2018, Pointer’s annual report on Form 20-F for the year ended December 31, 2018 and PowerFleet’s registration statement on Form S-4 filed with the Securities and Exchange Commission on May 24, 2019, as amended on July 1, 2019 and July 23, 2019. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact
Ned Mavrommatis, CFO
NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayIR.com

(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Products	$7,171,000	$16,462,000	$36,897,000	$45,416,000
Services	4,320,000	18,684,000	16,167,000	36,499,000

	11,491,000	35,146,000	53,064,000	81,915,000
Cost of revenue:
Cost of products	4,101,000	11,454,000	22,638,000	29,982,000
Cost of services	1,266,000	7,047,000	4,628,000	13,569,000

	5,367,000	18,501,000	27,266,000	43,551,000

Gross profit	6,124,000	16,645,000	25,798,000	38,364,000

Operating expenses:
Selling, general and administrative expenses	6,246,000	12,682,000	22,243,000	29,807,000
Research and development expenses	1,882,000	3,032,000	6,863,000	8,540,000
Depreciation and amortization expenses	387,000	2,042,000	1,561,000	3,341,000
Severance expenses related to the acquisition	-	1,724,000	-	1,724,000
Acquisition-related expenses	428,000	462,000	867,000	5,135,000

	8,943,000	19,942,000	31,534,000	48,547,000

Loss from operations	(2,819,000)	(3,297,000)	(5,736,000)	(10,183,000)
Interest income	45,000	15,000	262,000	125,000
Interest expense	(23,000)	(892,000)	(173,000)	(948,000)
Other expense	(12,000)	(4,000)	(165,000)	(50,000)

Net loss before income taxes	(2,809,000)	(4,178,000)	(5,812,000)	(11,056,000)

Income tax benefit	-	75,000	-	75,000

Net loss before minority interest	(2,809,000)	(4,103,000)	(5,812,000)	(10,981,000)
Minority interest	-	18,000	-	18,000
Preferred stock dividends	-	(1,084,000)	-	(1,084,000)

Net loss attributable to common stockholders	$(2,809,000)	$(5,169,000)	$(5,812,000)	$(12,047,000)

Net loss per share - basic and diluted	$(0.16)	$(0.18)	$(0.34)	$(0.59)

Weighted average common shares outstanding - basic and diluted	17,564,000	28,582,000	17,233,000	20,476,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of December 31,
	2018	2019
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,159,000	$16,395,000
Restricted cash	307,000	308,000
Investments - short term	394,000	-
Accounts receivable, net	9,247,000	27,016,000
Inventory, net	4,649,000	16,381,000
Deferred costs - current	3,660,000	3,720,000
Prepaid expenses and other current assets	4,244,000	7,370,000

Total current assets	32,660,000	71,190,000

Investments - long term	4,131,000	-
Deferred costs - less current portion	5,409,000	4,810,000
Fixed assets, net	2,149,000	8,240,000
Goodwill	7,318,000	89,068,000
Intangible assets, net	4,705,000	36,639,000
Right of use asset	-	7,024,000
Severance payable fund	-	3,530,000
Deferred tax asset	-	2,475,000
Other assets	1,431,000	2,532,000
	$57,803,000	$225,508,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$-	$3,475,000
Convertible note payable	-	5,000,000
Accounts payable and accrued expenses	8,027,000	24,880,000
Deferred revenue - current	7,902,000	7,687,000
Lease liability - current	-	868,000
Acquisition related contingent consideration and payable - current	946,000	-

Total current liabilities	16,875,000	41,910,000

Long-term debt, less current maturities	-	26,413,000
Deferred revenue - less current portion	9,186,000	8,544,000
Lease liability - less current portion	-	6,371,000
Accrued severance payable	-	4,062,000
Deferred tax liability	-	6,197,000
Other long-term liabilities	208,000	438,000

	26,269,000	93,935,000
MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	-	47,393,000

STOCKHOLDERS’ EQUITY

Total Powerfleet, Inc. stockholders’ equity	31,534,000	84,190,000
Non-controlling interest	-	(10,000)
Total equity	31,534,000	84,180,000
Total liabilities and stockholders’ equity	$57,803,000	$225,508,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Year Ended December 31,
	2018	2019

Cash flows from operating activities (net of net assets acquired):
Net loss before minority interest	$(5,812,000)	$(10,981,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Inventory reserve	321,000	207,000
Stock based compensation expense	2,163,000	3,794,000
Depreciation and amortization	1,561,000	3,347,000
Operating lease right-of-use assets, net of operating lease liabilities		(141,000)
Bad debt expense	31,000	319,000
Deferred income taxes	-	(167,000)
Change in contingent consideration	169,000	54,000
Other non-cash items	85,000	(40,000)
Changes in:
Operating assets and liabilities	(220,000)	(3,661,000)

Net cash used in operating activities	(1,702,000)	(7,269,000)

Cash flows from investing activities:
Acquisitions, net of cash assumed	-	(69,005,000)
Proceeds from sale of property and equipment	-	24,000
Capital expenditures	(251,000)	(1,042,000)
Purchases of investments	(3,235,000)	(99,000)
Proceeds from the sale and maturities of investments	10,082,000	4,638,000

Net cash (used in) provided by investing activities	6,596,000	(65,484,000)

Cash flows from financing activities:
Net proceeds from preferred stock offering	-	46,309,000
Proceeds from convertible note	-	5,000,000
Proceeds from long-term debt	-	30,000,000
Repayments of long-term debt	-	(2,010,000)
Debt issuance costs	-	(742,000)
Short-term bank debt, net	-	75,000
Net proceeds from underwritten public offering	-	-
Borrowings under revolving credit facility	-	-
Repayments under revolving credit facility	-	-
Proceeds from exercise of stock options	721,000	330,000
Shares repurchased pursuant to vesting of restricted stock	(652,000)	(317,000)

Net cash provided by financing activities	69,000	78,645,000

Effect of foreign exchange rate changes on cash and cash equivalents	100,000	345,000
Net increase in cash, cash equivalents and restricted cash	5,063,000	6,237,000
Cash, cash equivalents and restricted cash - beginning of period	5,403,000	10,466,000

Cash, cash equivalents and restricted cash - end of period	$10,466,000	$16,703,000